Exhibit 10.15
EQUIPMENT PLEDGE AND SECURITY AGREEMENT

This Equipment Pledge and Security Agreement (the “Agreement”) is made as of May 13, 2008 and among:

WACHOVIA BANK, NATIONAL ASSOCIATION, duly organized and existing in accordance with the laws of New York, with its registered office at 12 East 49th Street, 20th Floor, New York, New York  10017, represented in accordance with its corporate documents,(the “Bank”);

QUALYTEXTIL S/A, duly organized and existing in accordance with the laws of Brazil, with its registered office in the City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance (CNPJ/MF) under no. 04.011.170/0001-22, herein duly represented in accordance with its Charter Documents, together with its successors and permitted assigns (the “Qualytextil”)

And as Intervening Consenting Parties,

LAKELAND DO BRASIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., a company duly organized and existing in accordance with the laws of Brazil, with its registered office at Avenida Bernardino de Campos, nº 98, sala 09, 14º andar, São Paulo – SP, Brazil, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance (CNPJ/MF) under no. 09.484.003/0001-12, herein duly represented in accordance with its Articles of Association, together with its successors and permitted assigns (the “Lakeland do Brazil”); and

LAKELAND INDUSTRIES, INC, duly organized and existing in accordance with the laws of New York, with its registered office at 701-07 Koehler Avenue, Ronkonkoma, 11779, herein duly represented by its Chief Financial Officer, ~~Mr. Christopher J. Ryan~~ and Gary Pokrassa (the “Lakeland”);

W I T N E S S E T H:

WHEREAS, pursuant to the to the Loan Agreement, dated July 7, 2005, as amended by the Third Modification Agreement and Reaffirmation of Guaranty dated of even date hereof entered into by and between Lakeland and the Bank (the “Credit Agreement”), the Bank has agreed to loan to Lakeland a $ 30,000,000 revolving line of credit to be used for the purchase by Lakeland do Brazil of the totality of shares of Qualytextil (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Credit Agreement”);

WHEREAS after the execution of a Share Purchase Agreement by and among Lakeland, Lakeland do Brazil, Qualytextil, and its shareholders, Lakeland do Brazil shall be the legal owner of 1,507,701 shares representing, in the aggregate, 100% of the capital stock of Qualytextil;

WHEREAS it is a condition precedent of the Credit Agreement that Lakeland causes to be created in favor of the Bank a security interest on the equipment described in Annex I hereof (the “Equipment”) belonging to Qualytextil to secure Lakeland’s obligations arising from the Credit Agreement;

WHEREAS Qualytextil, Lakeland do Brazil and Lakeland have agreed to pledge the Equipment and all parts thereof in favor of the Bank;

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I - THE PLEDGE

1.01.                   Pledge; Grant of Security Interest. (a) In order to secure the full and prompt payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all the obligations under the Credit Agreement, (and which Lakeland hereby acknowledges and recognizes for all legal purposes), and all of the obligations of Lakeland as stated in Section 2.01. below, Qualytextil hereby unconditionally and irrevocably pledges to the Bank the Equipment described in Annex I hereto, located at the places specified therein (each, a “Location”), pursuant to articles 1,431 and following, especially articles 1,447 to 1,450 of the Brazilian Civil Code and to other applicable legislation.

ARTICLE II – SECURED OBLIGATIONS

2.01. The Debt: For the purposes of Section 1,424 of the Brazilian Civil Code, this Agreement shall cover, fully and without restrictions, any and all debts and monetary liabilities of Lakeland to the Bank in relation to the Credit Agreement and irrespective of whether of such debts or liabilities: (i) are present or future; (ii) are actual, prospective, contingent or otherwise; (iii) are owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses (including judicial costs and attorney’s fees) or on any account; (v) are owed at stated maturity, upon prepayment, following acceleration or otherwise; or (vi) comprise any combination of the above (the “Secured Obligations”), a summary of the terms and conditions of which follows below.

(i)	Total principal amount of the secured obligations: A sum not to exceed US$ 30,000,000.00 (thirty million United States dollars).

(ii)
Interest rate over the amount effectively disbursed: Based on either LIBOR or LIBOR Market Index Rate, plus the Applicable Margin (equal to the percentage set forth in the table based on Borrower’s Funded Debt to EBITDA Ratio), more particularly described in the Second Amended and Restated Promissory Note attached hereto as Annex II.

(iii)	Maturity date of interest: Monthly payments of interest only commencing June 2, 2008, final payment of all accrued interest on July 7, 2010

(iv)	Repayment of the principal amount: Final payment of principal on July 7, 2010

(v)	Penalty in an event of default: Interest rate plus 3%

ARTICLE III - REPRESENTATIONS AND WARRANTIES

3.01.         Representations and Warranties. Qualytextil represents and warrants to the Bank as of the date hereof, as of the date of any Amendment and as of the date of any other date that the following representations and warranties are required to be made or are deemed to be made pursuant to this Agreement, to the Credit Agreement or any other financing document, that:

(a)            Qualytextil is a corporation duly organized and validly existing and in good standing under the laws of Brazil, and it has all requisite corporate power, authority and legal right under the laws of such jurisdiction to enter into and perform their obligations under this Agreement;

(b)            Exception made to consents and approvals set forth in this Agreement, no other consent, approval, authorization or other order of any person is required for (i) the legality, validity, perfection or enforcement of the security interest created hereby; (ii) the execution and delivery of this Agreement by Qualytextil, Lakeland do Brazil and Lakeland, or (iii) for the exercise by the Bank of the remedies in respect of the Equipment pursuant to this Agreement, except (x) consents, approvals, authorizations or other orders that shall be obtained as set forth herein and (y) as may be required in connection with the disposition of the Equipment by laws affecting the offering and sale of securities generally;

(c)            the execution of this Agreement and the exercise by Qualytextil of its rights and performance of its obligations hereunder do not and will not (i) violate any applicable law, decrees, rules or regulations, (ii) violate any provisions of Qualytextil’s By-Laws, and/or (iii) result in any breach of or default under any contractual agreement to which Qualytextil is a party or by which Qualytextil or its properties are bound;

(d)            the obligations assumed by Qualytextil in this Agreement are legal and valid obligations binding on Qualytextil in accordance with the terms hereof and enforceable against Qualytextil;

(e)            Qualytextil owns all right, title and interest in, to the Equipment and the pledge created herein shall be a first priority security, ranking at all times ahead of all other creditors with respect to the Equipment;

(f)            the Equipment is free of other security interests, liens, encumbrances and/or option rights of other third parties;

(g)            the Equipment shall, at all times during such period as this Agreement is and continues to be in full force and effect, be and remain the sole and exclusive property of Qualytextil and shall not be assigned, sold or in any other manner transferred to any third parties.

ARTICLE IV – OBLIGATIONS OF QUALYTEXTIL

4.01 At all times during such period as this Pledge over the Equipment is and continues to be in full force and effect Qualytextil undertakes:

(a)           to keep the Equipment at its own expense in good conditions of repair and in perfect operating conditions, ensuring that the value thereof is not affected, except to normal wear and tear, to perform any relevant maintenance therefore and to keep it free of any liens, encumbrances or charges, as well as to defend it against all claims and legal procedures brought by any person other than the Bank;

(b)           to pay out of its own funds or for its own account any taxes, charges, license fees, duties, contributions, assessments and/or any other amounts due or to become due with regard to the Equipment, obtaining release and/or discharge thereof;

(c)           to assume the liabilities for any and all damages caused by the Equipment to third parties and/or to Qualytextil assets, holding the Bank harmless of the liabilities for any and all damages caused by the Equipment to said third parties or assets;

(d)           to keep the Equipment at its own expense insured, in favor of the Bank, against total risk, including, but not limited to damages caused by fire, flood, earthquake, robbery, theft, embezzlement, vandalism and other reasonable causes of damages, with reputable insurance companies and/or underwriters in a manner, to an extent and on terms satisfactory to the Bank and customary for such kind of assets in the Federative Republic of Brazil as well as to produce to the Bank documentary evidence of compliance by Qualytextil with the obligations contained herein within 30 (thirty) days from the date of execution of this Agreement and annually, within 30 (thirty) days from every anniversary of the insurance policy;

(e)           to appoint the Bank loss payee under the insurance policy/ies relating to the Equipment and to order the insurance company/ies to pay to the Bank thereinafter any insurance proceeds and any premium reimbursement;

(f)           to inform the Bank and the insurance company(ies) promptly of the occurrence of any insurance event relating to the Equipment and, as the case may be, to keep the Bank advised as to the progress of any claim invoked against Qualytextil or any of its property. In the event of any loss, Qualytextil shall not take any step for the purpose of entering into a compromise, settlement or arrangement with any of its insurance companies or creditors without prior written consent of the Bank;

(g)           to immediately inform the Bank when any of the insurance policies related to the Equipment or provided in this Pledge is terminated, revoked or nullified;

(h)           to maintain the Equipment in its premises located at the address indicated in Annex I hereto and not to remove it therefrom without the prior written consent of the Bank;

(i)           to allow the representatives of the Bank or a third person on behalf of the Bank to inspect the Equipment and the premises where the Equipment is installed at any reasonable time and on reasonable notice;

4.02.         Negative Covenants. During the term of this Agreement, Qualytextil undertakes not to:

(a) sell, rent or lease the Equipment or, save as the pledge over the Equipment created herein, to create or permit to exist any charge, pledge, mortgage, hypothecation, lien or other encumbrance of any nature whatsoever having the effect of creating a security interest over the Equipment or to allow the Equipment to be used in violation of any law, regulation or insurance policy applicable to the Equipment. Losses or damages caused to the Equipment shall not exempt Qualytextil of any of the obligations assumed hereunder;

(b) alter or reform the Equipment without the prior written consent of the Bank (disregarding alterations and reforms in the ordinary course of business);

(c) claim, ask or request, and not to file any lawsuit or judicial proceeding against the bank in order to compel it to take any measure in relation to the Equipment or asking for any indemnification due to damages occurred in the Equipment, independently of the cause and size of the damage; and

(d) take or participate in any action or enter into any agreement which results or may result in the loss of ownership and/or possession of the Equipment for so long as the Equipment is subject to the lien created hereunder, or any other transaction which could have the same result as a sale, transfer, encumbrance or other disposal of the Equipment or which would, for any reason, be inconsistent with the security interest of the Bank hereunder or defeat, impair, amend, restrict or circumvent any right of the Bank hereunder.

4.03.         Transfer of Equipment. (a) In the event of an act of God or force majeure, Qualytextil may transfer the Equipment affected by such acts of God or force majeure, even to another place with storing conditions reasonably acceptable to the Bank, in order to preserve and maintain the Equipment in good storage conditions. In this event, Qualytextil shall, as soon as practicable, but no later than five (5) Business Days after any such event, inform the Bank of the place to which the Equipment has been transferred to (“New Location”), which place may then be inspected by the Bank. If the Bank has reasonable grounds not to approve the New Location, the Bank may inform Qualytextil of its objection and request Qualytextil to remove and/or transfer the Equipment to another location reasonably acceptable to the Bank, in which case Qualytextil shall remove the Equipment to another location within the timeframes reasonably agreed upon between the parties, at the expenses of Qualytextil.

(b) In the event the Equipment is transferred to the New Location pursuant to this Section 4.03 (a), Qualytextil agrees to, as soon as practicable, but no later than ten (10) Business Days after any such transfer, execute and deliver to the Bank an amendment to this Agreement to update Annex I with the new location for the Equipment.

(c) Any amendments to this Agreements to be executed pursuant to this Section 4.03 shall be registered with the competent real estate registry(ies) and delivered to the Bank as provided and within the timeframes established under Section 8.01(a).

ARTICLE V - RISK OF LOSS

5.01.     Qualytextil shall bear all risk of loss with respect to the Equipment. The injury to or loss of the Equipment, either partial or total, shall not release Qualytextil from payment or other performance hereof.

5.02.     Qualytextil shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to the Equipment. Upon the occurrence of an Event of Default, Qualytextil hereby assigns to Bank the proceeds of all property insurance covering the Equipment up to the amount of the Secured Obligations and directs any insurer to make payments directly to Bank.  Qualytextil hereby appoints Bank its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Secured Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of the Equipment, to agree to and bind Qualytextil as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Qualytextil agrees not to exercise any of the foregoing powers granted to Bank without Bank's prior written consent.

ARTICLE VI –DEFAULT

6.01.         Default. (a) Upon the occurrence of an Event of Default (as defined in the Credit Agreement) which is continuing, the Bank may, in its sole discretion, irrespective of any prior or subsequent notice, sell, assign, transfer or in any other way dispose of the Equipment pledged hereunder (the “Sale”), at market price and upon market terms and conditions and subject to applicable law, in or out of court, in a public or private transaction, and shall apply the proceeds of such Sale thus received for the payment of the Secured Obligations then due and unpaid, as well as for the payment or reimbursement of all other costs and expenses incurred as a result of the Sale.

(b) For the purposes hereof, it is hereby agreed and understood that (i) in the event the amount obtained from the Sale, after the reimbursement to the Bank of all costs and expenses incurred in connection with the Sale, including Bank’s fees, attorney’s fees and court costs and expenses, exceeds the amounts due under the Secured Obligations, the balance shall be promptly returned to Qualytextil by the Bank, and (ii) in the event the amounts obtained from the Sale are lower than the amounts due under the Secured Obligations, Qualytextil shall remain liable for the payment of the outstanding balance.

6.02.        Power of Attorney. (a) For the purposes of this Article VI, Qualytextil hereby irrevocably and irreversibly, as a condition to the pledge created hereunder, appoints the Bank as its attorney-in-fact, pursuant to Article 684 and the sole paragraph of Article 686 of the Brazilian Civil Code, to act solely, with broad powers to, upon the occurrence of an Event of Default which is continuing carry out, in the name and on behalf of Qualytextil, any acts necessary for the Sale, including the execution of any documents required for the definitive transfer of the Equipment pledge hereby, the Bank being authorized, at its sole discretion and irrespective of Qualytextil’s consent, to delegate the powers granted herein to any third party.

(b) For such purpose Qualytextil has executed and delivered to the Bank on the date hereof an irrevocable power-of-attorney, substantially in the form of Annex III and shall maintain such irrevocable power-of-attorney in full force and effect until the Secured Obligations have been paid in full to the Bank to its satisfaction.

(c) Any notice by the Bank that at such time an Event of Default has occurred or has ceased shall be conclusive against Qualytextil and any other third parties.

ARTICLE VII – TERM

7.01          The Pledge hereunder and the power-of-attorney granted herein will endure their entirety and remain in full force and effect until the Secured Obligations have been irrevocably and indefeasibly paid in full to the Bank and the Bank has no further commitment to lend under the Credit Agreement.

ARTICLE VIII – MISCELLANEOUS

8.01.         Registration. (a) Qualytextil undertakes to, within fifteen (15) days of the date of execution of this Agreement, register it or any amendments hereto with the competent Real Estate Registry (Cartório de Registro de Imóveis) of the city(ies) where the Equipment are located, provided that Qualytextil shall pay any and all costs, expenses, fees and other charges payable in connection thereto, necessary for the perfection of this Agreement or any amendments thereto. Qualytextil shall provide the Bank with one original counterpart of this Agreement or any amendment thereto duly registered with the competent Real Estate Registry within five (5) Business Days after its accomplishment.

(b)           For registration purposes only, the amount of this Agreement is R$599,555.00.

8.02.         Deposit of the Equipment - Qualytextil hereby irrevocably undertakes to act as depository, in accordance with the provisions of the Brazilian Civil Code, of the Equipment.

8.03.        Cumulative Remedies. The rights, powers and remedies of the Parties under this Agreement are cumulative and shall be in addition to all rights, powers and remedies available to the Parties pursuant to the Credit Agreement and at law, in equity or by statute and may be exercised successively or concurrently without impairing the rights of the Parties hereunder.

8.04.         Waivers and Amendments. This Agreement and its provisions shall only be modified, amended, supplemented or waived with the express written consent of Qualytextil and the Bank.

8.05.         Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under applicable law, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, and shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties shall in good faith negotiate and execute an Amendment to this Agreement to replace any such severed provision with a new provision that (a) reflects their original intent and (b) is valid and binding.  The first priority security interest created thereby shall, to the extent permitted by applicable law, constitute a continuing first priority Lien on and perfected first priority security interest in the Equipment, in each case enforceable against Qualytextil in accordance with its terms.

8.06.         Complete Agreement; Successors and Assigns. This Agreement is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.07.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the further exercise of such right or remedy.

8.08.          Language. This Agreement is being executed in English and a sworn translation of this Agreement shall be provided by Qualytextil for purposes of registry, pursuant to Section 8.01. above.

8.09.         No Novation. It is the express intent of the parties hereto that this Agreement is in no way intended to constitute a novation of any of the terms of the Lon Agreement.

8.10          Intervening and Consenting Parties. The Intervening and Consenting Parties hereby expressly consents to and agrees with all of the terms and conditions of this Pledge Agreement and undertakes to faithfully observe and fulfill any and all of its obligations arising hereunder.

8.11          Notices. All notices and other communications provided for hereunder shall be provided in accordance with the Credit Agreement.

8.12.         Clearance Certificates. Qualytextil hereby delivers to the Bank the following clearance certificates which copies are attached hereto as Annex IV:

(i)
Clearance Certificate (Certidão Positiva com Efeitos de Negativa de Débitos relativos às Contribuições Previdenciárias e às de Terceiros) issued by the Federal Revenue Service (Secretaria da Receita Federal); and

(ii)
Clearance Certificate (Certidão Conjunta Positiva com Efeitos de Negativa de Débitos relativos aos Tributos Federais e à Dívida Ativa da União), joinly issued by the Office of the Attorney-General of the National Treasury (Procuradoria da Fazenda Nacional) and the Federal Revenue Service (Secretaria da Receita Federal).

8.13.         Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of Brazil.  The parties irrevocably submit to the jurisdiction of the courts sitting in the City of São Paulo, State of São Paulo, Brazil, any action or proceeding to resolve any dispute or controversy related to or arising from this Agreement and the parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts, with the express waiver of the jurisdiction of any other court, however privileged it may be.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in the presence of the undersigned witnesses.

WACHOVIA BANK

By: /s/ Roger Grossman	By: _____________________________
Name: Roger Grossman	Name:
Title: Vice President	Title:

QUALYTEXTIL S.A.

By: /s/ Miguel G. Bastos	By: /s/ Elder Marcos Vieira da Conceicao
Name: Miguel G. Bastos	Name: Elder Marcos Vieira da Conceicao
Title: CFO	Title: CEO

LAKELAND INDUSTRIES, INC.

By: /s/ Gary A. Pokrassa
Name: Gary A. Pokrassa
Title: CFO

LAKELAND DO BRASIL EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

By: /s/ Jose Tavares Lucena
Name: Jose Tavares Lucena
Title: Administrator

WITNESSES:

_________________________________	_________________________________
Name:	Name:
ID:	ID:

ANNEX I

DESCRIPTION AND LOCATION OF THE EQUIPMENT

Invoice No 1255

Description	Quantity	Unitary Amount (R$)	Total Amount (R$)	Location
Cleaning Beny Machine with 01 head (Máquina de Limpeza de 01 cabeça Beny)	01	4.460,00	4.460,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Cleaning Beny Machine with 01 head (Máquina de Limpeza de 01 cabeça Beny)	06	4.460,00	26.760,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Passante Machine with Refilador Nissin (Máquina de Passante com Refilador Nissin)	01	5.050,00	5.050,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
12 Needles Machine Siruba (Máquina 12 Agulhas Siruba)	02	5.361,00	10.722,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Bud Machine Special Series SS 373 (Máquina Botão Série Special SS 373)	01	4.350,00	4.350,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Caseadeira Machine Special Series (Máquina Caseadeira Série Special)	01	9.561,00	9.561,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Electronic Machine Travetti Star Series 1201 (Máquina Travetti Eletrônica Série Star 1201)	01	12.000,00	12.000,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)

Left Arm Machine Special Series 2605 (Máquina Braço Esquerda Série Special 2605)	01	5.350,00	5.350,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Filigrana Machine Star Series 5x4 Velcro (Máquina Filigrana Servi Star 5x4 Velero)	01	14.861,00	14.861,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Cut Machine – Machine 30 (Máquina Cortar Máquina 30)	01	8.000,00	8.000,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Triple Transp. Machine 2 Needles SS 20606 (Máquina Transp. Triplo 2 agulhas SS 20606)	01	5.050,00	5.050,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Pneumatic Machine Pocket Crease (Máquina Vincar Bolso Pneumática)	01	9.000,00	9.000,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Bore Tissue Machine 02 Columns (Máquina Furar Tecido 02 Colunas)	01	1.401,00	1.401,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Column Machine 02 Needles SS 8820 (Máquina Coluna 02 Agulhas SS 8820)	01	4.261,00	4.261,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Sloping Machine – North Metal 02 Knives (Máquina Viés–Metal Norte 02 Facas)	01	2.040,00	2.040,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)

Superior Trasp. Interloq. Machine Siruba (Máquina Interlock. Transp. Superior Siruba)	01	5.017,00	5.017,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)

Invoice No 1257

Description	Quantity	Unitary Amount (R$)	Total Amount (R$)	Location
Arm Machine 30[x] Global (Máquina de Braço 3[x] Global)	01	7.060,00	7.060,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Electronic Straight Machine Star Series (Máquina Reta Eletrônico Sun Star)	01	4.253,00	4.253,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Sheath Machine Special Series (Máquina de Bainha Sun Special)	01	10.184,00	10.184,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Straight Machine Special Series SS 618B (Máquina Reta Sun Special SS 618B)	22	1.553,00	34.166,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Waistband Machine Special Series SS 6908 (Máquina de Cós Sun Special SS 6908)	01	5.684,00	5.684,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Electronic Straight Machine Big [x] (Máquina Reta Eletrônica [xx] Grande)	02	4.153,00	8.306,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)

Straight Conventional Machine Big [x] (Máquina Reta Convencional [xx] Lança Grande)	07	1.553,00	10.871,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Interlock Machine Special Series SS 7705 (Máquina Interlock Sun Special SS 7705)	04	1.803,00	7.212,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Electronic Backstitch Machine Star Series [x] (Máquina Pesponto Eletrônico Sun Star [xx])	05	8.541,00	42.705,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
[x] Machine Special Series SS 7703 (Máquina Overlock Sun Special SS 7703)	04	1.783,00	7.132,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Arm Machine 3[x] 2[x] Nissin (Máquina de Braço 30[x] 2[x]T Nissin)	05	8.303,00	41.515,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Electronic [x] Machine 20[x] 1800 (Máquina [xx] Eletrônico 20[xx] 1800)	03	9.303,00	27.909,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Conventional Backstitch Machine Big [x] SS 875 (Máquina Pesponto Conv. [xx] Lança Grande SS 875)	10	3.953,00	39.530,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Máquina [xx] com [xx] 4 Lts. S. Special (Máquina Ferro com [xx] 4 Lts. S. Special)	03	1.803,00	5.409,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)

Waistband Machine Siruba H008 (Máquina Cós Siruba H008)	01	4.103,00	4.103,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Straight Bitter Back Machine Siruba (Máquina Reta com Refilador Siruba)	01	2.000,00	2.000,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)

Invoice No 1258

Description	Quantity	Unitary Amount (R$)	Total Amount (R$)	Location
Cut Machine 6 inches Km (Máquina de corte Km 6 polegadas)	01	6.281,45	6.281,45	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Cut Machine 8 inches Km (Máquina de corte Km 8 polegadas)	01	6.325,46	6.325,46	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Backstitch Machine [x] SS 624OB (Máquina [x] DISL 55624OB)	09	3.953,00	35.577,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Closing Arm Machine Special Series (Máquina de Fechamento Braço S. Special)	02	8.000,00	16.000,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)

Closing Machine Special Series 2[x] (Máquina de Fechamento S. Special 20 [x]	01	6.500,00	6.500,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Straight Machine Special Series 6150M (Reta Sun Special 6150M)	01	1.100,00	1.100,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Straight Machine with big [x] Special Series 6150B (Reta com Lança Grande S. Special 6150[x])	20	1.553,00	31.060,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)

Invoice No 1259

Description	Quantity	Unitary Amount (R$)	Total Amount (R$)	Location
Cleaning Machine 01 Head (Máquina de Limpeza 1 cabeça)	03	4.460,00	13.380,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Straight Electronic Machine Big [x] Siruba (Máquina Reta Eletro Lança Grande Siruba)	01	4.153,00	4.153,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Interlock Machine [x] 10 mm [x] (Máquina Interlock [x] 10 MM Pesada)	04	1.803,00	7.212,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)

Overlock Machine [x] Medium (Máquina Overlock INDL. Média)	02	1.783,00	3.560,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Arm Machine 3[x] 2[x] Nissin (Máquina Braço Nissin 3 [x] 2 [x])	04	8.303,00	33.212,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Conventional Backstitch Machine [x] (Máquina Pesponto DISL Convencional Lança Grande)	05	3.593,00	19.765,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
[x] Machine Special Series 4 Litters Feno ([x] Serie Special 4 LTS Ferro)	03	1.803,00	5.409,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Straight Machine [x] (Máquina Reto [x] 2 [x])	13	1.553,00	20.189,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)
Straight Bitter Back Machine Siruba (Máquina Reta com refilador Siruba)	02	2.000,00	4.000,00	City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil)

ANNEX II

SECOND AMENDED AND RESTATED PROMISSORY NOTE

ANNEX III

POWER OF ATTORNEY

QUALYTEXTIL S/A, A company duly organized and existing in accordance with the laws of Brazil, with its registered office in the City of Salvador, State of Bahia, at Rua Luxemburgo, s/nº, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes 82 and 83, São Caetano, Brazil, enrolled with the Brazilian Taxpayers Roll of the Ministry of Finance (CNPJ/MF) under no. 04.011.170/0001-22, herein duly represented IN ACCORDANCE WITH ITS Charter Documents, together with its successors and permitted assigns (the “Qualytextil”) hereby irrevocably and irreversibly appoints WACHOVIA BANK, duly organized and existing in accordance with the laws of New York, with its registered office at 12 East 49th Street, 20th Floor, New York, New York  10017, represented in accordance with its corporate documents (the “Bank”), as its attorney-in-fact to act in its name and place, with the following powers:

(a)
upon the occurrence of an Event of Default which is continuing (as defined in the Credit Agreement), to sell, assign, transfer or in any other way dispose of all or part of the Equipment pledged to the Bank pursuant to the Equipment Pledge and Security Agreement entered into between the Bank and Qualytextil on May 13, 2008 (as from time to time amended, the “Equipment Pledge and Security Agreement”), at market prices and upon market terms and conditions and subject to applicable law irrespective of any prior or subsequent notice to Qualytextil with respect thereto, in accordance with the provisions set forth in the Equipment Pledge and Security Agreement and in Article 1,433, Item IV, and Article 1,435, Item V, of the Brazilian Civil Code, and apply the proceeds thus received for the payment of the Secured Obligations the due and unpaid as well for the payment or reimbursement of all other costs and expenses incurred as a result of such sale, being vested with all necessary powers incidental thereto, including, without limitation, the power and authority to execute transfer documents, including discharge documentation with respect to the Equipment, to purchase foreign currency and make all remittances abroad, to sign any necessary foreign exchange contract with financial institutions in Brazil that may be required to such remittances and to represent the Grantor before the Central Bank of Brazil, financial institutions, private and public law legal entities and any Brazilian governmental authority when necessary to accomplish the purpose of the Equipment Pledge and Security Agreement; and

(b)
upon the occurrence of an Event of Default which is continuing, to take any action and to execute and deliver any instrument consistent with the terms of the as deemed necessary or advisable to accomplish the purpose of the Equipment Pledge and Security Agreement.

Any notice by the Bank that at such time an Event of Default has occurred and is continuing shall be conclusive against Qualytextil and all other third parties. Capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Credit Agreement and/or in the Equipment Pledge and Security Agreement. The powers granted herein are in addition to the powers granted by the Bank in the Equipment Pledge and Security Agreement and not to cancel or revoke any of such powers. This power of attorney is irrevocable and is granted as a condition to the Equipment Pledge and Security Agreement and as a means to comply with the obligations set forth therein, in accordance with the Article 684 and the sole paragraph of Article 686 of the Brazilian Civil Code, and shall be valid and effective until The Bank has receives full payment of the obligations secured by the Equipment Pledge and Security Agreement to its satisfaction. The Bank may delegate the power granted through this power of attorney.

Qualytextil has caused its duly authorizes representatives to execute this power of attorney on may 13, 2008.

QUALYTEXTIL S/A

By: /s/ Miguel G. Bastos	By: /s/ Elder Marcos Vieira da Conceicao
Name: Miguel G. Bastos	Name: Elder Marcos Vieira da Conceicao
Title: CFO	Title: CEO

ANNEX IV

CLEARANCE CERTIFICATES